CODE OF ETHICS FOR

                        TOCQUEVILLE ASSET MANAGEMENT LP

                          TOCQUEVILLE SECURITIES L.P.

                             THE TOCQUEVILLE TRUST

                          THE TOCQUEVILLE ALEXIS TRUST



     Tocqueville Asset Management LP (the "Adviser"), Tocqueville Securities

L.P. (the "Distributor"), The Tocqueville Trust and The Tocqueville Alexis Trust

have determined to adopt this Code of Ethics (the "Code") as of January 23,

2001, replacing the Code of Ethics originally adopted on November 18, 1986 and amended March 6, 1995, May 25, 2000, August 27, 2000, and November 9, 2000 for

the Advisor, the Distributor and Tocqueville Trust and originally adopted on May

22, 2002 by the Tocqueville Alexis Trust, to specify and prohibit certain types of personal securities transactions deemed to create a conflict of interest and to establish reporting requirements and preventive procedures pursuant to the provisions of Rule 17j-1(b)(1) under the Investment Company Act of 1940, as amended (the "1940 Act").  The Tocqueville Trust and The Tocqueville Alexis

Trust are each referred to herein as a "Fund" and collectively as the "Funds."



I.   DEFINITIONS

     -----------



     A.   An "Access Person" means (i) any trustee, director, officer, general partner or Advisory Person (as defined below) of a Fund or the

          Adviser, or (ii) any director or officer of the Distributor who, in the ordinary course of his or her business, makes, participates in or obtains information regarding, the purchase or sale of securities by a

          Fund or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to a

          Fund regarding the purchase or sale of securities.



     B.   An "Advisory Person" means any employee of a Fund or the Adviser (or of any company in a control relationship to a Fund or the Adviser),

          who, in connection with his or her regular functions or duties, makes,

          participates in or obtains information regarding the purchase or sale of securities by a Fund or, with respect to any employee of the

          Adviser, any other client account (as defined below), or whose functions relate to the making of any recommendations with respect to such purchases or sales; any natural person in a control relationship to a Fund who obtains information concerning recommendations made to a

          Fund with regard to the purchase or sale of securities by a Fund; and

          any natural person in a control relationship to the Adviser who obtains information concerning recommendations made to any client account with regard to the purchase or sale of securities by the client account.



     C.   A "Portfolio Manager" means any person or persons with the direct responsibility and authority to make investment decisions affecting client accounts.

     D.   "Access Persons," "Advisory Persons" and "Portfolio Managers" shall not include any individual who is required to and does file quarterly reports with any investment adviser, sub-adviser, administrator or the principal underwriter substantially in conformity with Rule 17j-1 of the 1940 Act or Rule 204-2 of the Investment Advisers Act of 1940,

          provided however, that the compliance officer of any investment adviser, sub-adviser, administrator, or the principal underwriter shall (i) file an annual certification with the applicable Fund stating that such entity has adopted or approved the continuation of its Code of Ethics, substantially in the form that was provided to each Funds' Trustees at the time when such Fund's Code of Ethics was adopted; and (ii) notify each Fund's compliance officer of any violation of such entity's Code of Ethics upon actual knowledge by such compliance officer that a violation had occurred.  Each Fund's compliance officer shall report any such violations to each Fund's

          Trustees in accordance with the provisions of the Funds' Code of

          Ethics as if the report of the violation had been made under the

          Funds' Code of Ethics.



     E.   Employee means: (i) all officers, directors and employees, including

          Advisory Persons, Portfolio Managers and Access Persons, as defined above, of the Adviser, the Distributor and their affiliates and wholly owned and indirect subsidiaries, if any, and (ii) officers, directors

          (who maintain offices at the Adviser or the Distributor) and employees of the Adviser who have an active part in the management, portfolio selection, underwriting or shareholder functions with respect to the

          Adviser's investment company clients or provide one or more similar services for the Adviser's non-investment company clients.



     F.   "Beneficial Ownership" shall be interpreted subject to the provisions of Rule 16a-1(a) of the Securities Exchange Act of 1934.



     G.   "Client accounts" includes all private accounts and investment companies who have entered into investment management, administrative and advisory agreements or sub-advisory agreements with the Adviser.



     H.   "Control" shall have the same meaning as set forth in Section 2(a)(9)

          of the 1940 Act.



     I.   "Disinterested Trustee" means a Trustee who is not an "interested person" within the meaning of Section 2(a)(19) of the 1940 Act.  An

          "interested person" includes any person who is a trustee, director,

          officer, employee or owner of 5% or more of the outstanding stock of the Adviser.  Affiliates of brokers or dealers are also "interested persons," except as provided in Rule 2(a)(19)(1) under the 1940 Act.

     J.   The "Compliance Officer" is the person or persons designated by each

          Fund's Trustees to monitor the overall compliance with this Code and to provide preclearance of any personal security transaction as required by this Code.  In the absence of any such designation the

          Compliance Officer with respect to a Fund shall be its Treasurer or any Assistant Treasurer.



     K.   "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security or the purchase or sale of a future or index on a security or option thereon.



     L.   "Security" shall have the meaning as set forth in Section 2(a)(36) of the 1940 Act (in effect, all securities), except that it shall not include securities issued by the U.S. Government (or any other

          "government security" as that term is defined in the 1940 Act),

          bankers' acceptances, bank certificates of deposit, commercial paper and such other money market instruments as may be designated by the

          Trustees of a Fund and shares of registered open-end investment companies.



     M.   A security is "being considered for purchase or sale" when a recommendation to purchase or sell the security has been made and communicated and, with respect to the person making the

          recommendation, when such person seriously considers making such a recommendation.



II.  STATEMENT OF GENERAL PRINCIPLES

     -------------------------------



          The following general fiduciary principles shall govern the personal investment activities of all Access Persons.



          Access Persons of a Fund shall adhere to the highest ethical standards and shall:



     A.   at all times, place the interests of the Fund before his personal interests;



     B.   conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or an abuse of position of trust and responsibility; and



     C.   not take any inappropriate advantage of his position with or on behalf of the Fund.



III. RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

     ---------------------------------------------



     A.   Transactions in Securities on the Restricted List

          -------------------------------------------------



          1.   From time to time, employees may obtain material, non-public information or establish special or "insider" relationships with one
               or more issuers of securities (i.e., the employee may become an officer or director of an issuer, a member of a creditor

               committee that engages in material negotiations with an issuer,

               etc.).  In these cases, the Compliance Officer may maintain a

               Restricted List containing the names of issuers whose securities are not eligible for purchase or sale by employees and/or client accounts.



          2.   Employees who are deemed to be Access Persons may not trade,

               either personally or on behalf of client accounts of the Adviser,

               in a security of an issuer appearing on the Restricted List.

               With respect to personal transactions of employees, the

               Compliance Officer will advise each employee during the prior approval process if a security appears on the Restricted List.

               With respect to trading on behalf of client accounts, the

               Compliance Officer will advise the Portfolio Managers thereof in writing when any issuers are added to or deleted from the

               Restricted List.



     B.   Solicitation or Acceptance of Significant Gifts and Gratuities

          --------------------------------------------------------------



          Except as noted below, an employee shall not solicit or accept from a broker/dealer or other vendor that transacts business with the Adviser or its client accounts any gifts or gratuities or other things of value.  For this purpose, gifts and gratuities and other things of value do not include unsolicited entertainment (including meals or tickets to cultural or sporting events) that are not so frequent or extensive as to raise any question of impropriety.  An employee may not accept unsolicited gifts or other things of more than de minimis value from any person or entity that does business with or on behalf of an investment company client account.  In any such case, the value may not exceed $1.00 per giver per year.



     C.   Failure to Disclose Personal Interests in a Security

          ----------------------------------------------------



          1.   Upon commencement of duty with the Adviser, each Access Person shall disclose, on the appropriate form, all holdings of

               securities to the Compliance Officer.



          2.   An employee who is deemed to be an Advisory Person shall not cause or attempt to cause client accounts to acquire or dispose of any such security (including any option, warrant or other right or interest relating to such security) unless the employee shall first disclose to the Compliance Officer all facts

               reasonably necessary to assure that any conflicts of interest relating to such security are resolved in a manner that is not disadvantageous to client accounts.



          3.   The disclosures as described above are intended to bring to the attention of the Compliance Officer any actual or apparent conflicts of interest and to prevent employees from exerting, or appearing to exert, improper influence on the management of client accounts.



     D.   Depriving Client Accounts of Investment Opportunities

          -----------------------------------------------------



          The failure of an employee who is deemed to be a Portfolio Manager to recommend an investment opportunity to, or to purchase an investment opportunity for, a client account in order to obtain a personal benefit will be considered a course of conduct that deprives a client account of an investment opportunity.  Therefore, such conduct will be considered to be a violation of the Code.  An example of this type of prohibited conduct is to effect a personal transaction in a security and to intentionally fail to recommend, or to fail to effect, a suitable client account transaction in such security in order to avoid the appearance of a conflict of interest.



     E.   "Scalping" or "Front-Running"

          -----------------------------



          Employees shall not acquire or dispose of beneficial ownership of a security if such acquisition or disposition is based upon the employee's knowledge of actions already taken, being taken or being considered by the Adviser on behalf of any of its client accounts.

          Such prohibited conduct will be considered to violate the Code.

          Examples of this type of prohibited conduct include:



          o for personal gain, an employee uses knowledge of a future purchase of a security by a client account and buys the security or acquires direct or indirect beneficial ownership of the security before the client account buys the security; or



          o for personal gain, an employee uses knowledge of a future sale of a security by a client account and sells the security for any account with respect to which the employee is the direct or indirect beneficial owner before the client account sells the security

            (e.g., the employee sells short a security based on knowledge of a future sale of the security by a client account).



     F.   Blackout Periods

          ----------------



          1.   Same Day Restriction

               Access Persons (other than Disinterested Trustees) are prohibited from executing a parallel securities transaction on any day during which a client account has a pending "buy" or "sell" order in the same (or equivalent) security of the same issuer, until that order is executed or withdrawn.

          2.   Seven-Day Restriction

               Access Persons (other than Disinterested Trustees) are prohibited from buying or selling a security within at least seven calendar days before or after a client account trades in the same (or equivalent) security of the same issuer.  (NOTE:  The day of the last client account trade is counted as the first day of this seven calendar day period.)  If any client account purchases or sells a security within seven days before or after a trade by an

               Access Person, the Compliance Officer will require that the employee take such action as necessary to unwind, reverse or disgorge such securities.  The Compliance Officer will direct the employee to disgorge any profits obtained as a result of such subsequent trade.



               Depending on the circumstances in each case, it may be

               appropriate for the Compliance Officer to impose a "cooling-off period" longer or shorter than the seven calendar day period described above.  Some of these circumstances could include whether the security is thinly traded, the number and dollar volume of transactions of employees and client accounts, and the employee's level of involvement in the investment process.



     G.   Initial Public Offerings and Private Placements

          -----------------------------------------------



          With regard to initial public offerings and private placements, each

          Advisory Person shall:



          1.   obtain express prior written approval from the Compliance Officer

               (who, in making such determination, shall consider among other factors, whether the investment opportunity should be reserved for a Fund, and whether such opportunity is being offered to such

               Advisory Person by virtue of his position with a Fund) for any acquisition of securities in an initial public offering or private placement.  A record of any decision, and the reasons supporting the decision, to approve the acquisition by Advisory

               Persons of such securities, must be maintained for at least five years after the end of the fiscal year in which the approval is granted; and



          2.   after authorization to acquire securities in an initial public offering or private placement has been obtained, disclose such personal investment with respect to any subsequent consideration by the Fund (or any other investment company for which he acts in a capacity as an Advisory Person) for investment in that issuer.



               Any express prior written approval received from the Compliance

               Officer shall be valid only on the day on which it was issued.

               If a Fund decides to purchase securities of an issuer the shares of
               which have been previously obtained for personal investment by an

               Advisory Person, that decision shall be subject to an independent review by Advisory Persons with no personal interest in the issuer.



     H.   Short-Term Trading Profits

          --------------------------



          No Advisory Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities of which such

          Advisory Person has beneficial ownership within 60 calendar days.  Any profit so realized shall, unless the Fund's Board of Trustees approves otherwise, be disgorged as directed by the Fund's Board of Trustees.



     I.   Purchase of Non-Investment Grade Corporate Bonds Held in Client

          ---------------------------------------------------------------

          Accounts

          --------



          Access Persons (other than Disinterested Trustees) shall not acquire direct or indirect beneficial ownership of a corporate bond if, at the time of such acquisition, any debt security of the issuer of such bond is held in a client account and such corporate bond is rated less than investment grade by either Moody's Investors Services, Inc.

          ("Moody's") or Standard and Poor's Corporation ("S&P").  (NOTE:  for

          this purpose, a bond that is not rated by either Moody's or S&P will be treated as a bond that is rated less than investment grade.)



     J.   Independent Practice for Compensation

          -------------------------------------



          Employees shall not undertake a business activity or practice for compensation that is in competition with the Adviser unless they have received the written consent of the Compliance Officer.  For this purpose, "business activity or practice" includes any service that the

          Adviser currently makes available for compensation.



          No Advisory Person shall serve on a board of directors of a publicly traded company without prior authorization from the Trustees of each

          Fund, based upon a determination that such board service would be consistent with the interests of the Funds and their investors.  If board service of an Advisory Person is authorized by the Trustees of the Funds, such Advisory Person shall be isolated from the investment making decisions of the Funds with respect to the company of which he is a director.

          Employees shall also avoid any action, whether for personal profit or otherwise, that results in an actual or potential conflict of interest with the Adviser or its client accounts, or which may be otherwise detrimental to the interest of the Adviser or its client accounts.

          Such conflict may also
          arise from the purchase and sale for a client account of securities in which an officer, director or employee of the Adviser has an economic interest.  Moreover, such conflict may arise in connection with vendor relationships in which such employee has any direct or indirect financial interest, family interests or other personal interest.  Such conflicts must be resolved in favor of the Adviser's client, or if a vendor, in favor of the Adviser.



     K.   Exempted Transactions

          ---------------------



          The prohibitions of Section III shall not apply to:



          1.   purchases or sales effected in any account over which the Access

               Person has no direct or indirect influence or control;



          2.   purchases or sales that are non-volitional on the part of the

               Access Person or the Funds, including mergers, recapitalizations or similar transactions;



          3.   purchases which are part of an automatic dividend reinvestment plan;



          4.   purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and



          5.   purchases and sales that receive prior approval in writing by the

               Compliance Officer as (a) only remotely potentially harmful to the Fund because they would be very unlikely to affect a highly institutional market, (b) clearly not economically related to the securities to be purchased or sold or held by the Funds or client or (c) not representing any danger of the abuses prescribed by

               Rule 17j-1, but only if in each case the prospective purchaser has identified to the Compliance Officer all factors of which he or she is aware which are potentially relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between his or her transaction and

               securities held or to be held by the Funds.



IV.  COMPLIANCE PROCEDURES

     ---------------------

     A.   Preclearance

          ------------



          An Access Person (other than a Disinterested Trustee) may not,

          directly or indirectly, acquire or dispose of beneficial ownership of a security except as provided below unless:

          1.   such purchase or sale has been approved by the Compliance

               Officer;



          2.   the approved transaction is completed on the same day approval is received; and



          3.   the Compliance Officer has not rescinded such approval prior to execution of the transaction.



     B.   Safe Harbors

          ------------



          Notwithstanding the provisions of Section III, if the preclearance request involves one of the items listed immediately below, the transaction may be approved without further inquiry:



               a.   1000 shares or less in the aggregate, if the issuer has

                    market capitalization (outstanding shares multiplied by the current market price per share) greater than $5 billion; or



               b.   (i) 500 shares or less in the aggregate or (ii) less than

                    .001% of the issuer's market capitalization, if the issuer has market capitalization (outstanding shares multiplied by the current market price per share) less than $5 billion; or



               c.   a trade submitted by an Access Person if



                    (i)    the number of shares of the Access Person is 10% or

                    less than the total number of shares to be purchased or sold by such Access Person and all client accounts purchasing or selling on that day and



                    (ii)   for trades in a particular security executed on a

                    given trade day, the Access Person's order and the client

                    account's order are executed at the average of all of the

                    relevant trade prices for both accounts in that security on that day and



                    (iii)  the amount of the order of the Access Person and all client accounts purchasing or selling on that day is less

                    than



                    50% of the average daily market volume for the last 6 months for listed securities; or



                    25% of the average daily market volume for the last 6 months for full NASDAQ securities.

The exception set forth in section B.c. above reflects the recognition that it is the investment philosophy of certain Access Persons and their private account clients that the Access Person generally owns for its own account the same securities as the private account clients.  Access Persons will not be allowed to buy or sell NASDAQ Small Cap, Bulletin Board or Pink Sheet stocks with client accounts.



               d.   investment grade debt instruments less than $100,000.



     C.   Reporting

          ---------



          1.   Coverage:  Each Access Person (other than Disinterested Trustees)

               shall file with the Compliance Officer confidential quarterly reports containing the information required in Section IV.C.2 of this Code with respect to all transactions during the preceding quarter in any securities in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, provided that no Access Person shall be required to report transactions effected for any account over which such

               Access Person has no direct or indirect influence or control

               (except that such an Access Person must file a written

               certification stating that he or she has no direct or indirect influence or control over the account in question).  All such

               Access Persons shall file reports, even when no transactions have been effected, representing that no transactions subject to reporting requirements were effected.



          2.   Quarterly Transaction Reports:  No later than 10 days after the end of a calendar quarter, the following information must be provided:



               a.   With respect to any transaction during the quarter in a

                    security in which the Access Person (other than a

                    Disinterested Trustee) had any direct or indirect beneficial ownership:



                    1.   the date of the transaction, the title, the interest

                         rate and maturity date (if applicable) and the number

                         of shares and the principal amount of each security

                         involved;



                    2.   the nature of the transaction (i.e., purchase, sale or

                         any other type of acquisition or disposition);



                    3.   the price at which the transaction was effected;



                    4.   the name of the broker, dealer or bank with or through

                         whom the transaction was effected; and

                    5.   the date that the report is submitted by the Access

                         Person.



               b.   With respect to any account established by the Access Person

                    (other than a Disinterested Trustee) in which any securities were held during the quarter for the direct or indirect

                    benefit of the Access Person:



                    1.   the name of the broker, dealer or bank with whom the

                         Access Person established the account;



                    2.   the date the account was established; and



                    3.   the date that the report is submitted by the Access

                         Person.



          3.   Any report may contain a statement that it shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.



          4.   Confirmations:  All Access Persons (other than Disinterested

               Trustees) shall direct their brokers to supply the Compliance

               Officer on a timely basis, duplicate copies of confirmations and monthly/quarterly brokerage statements for all personal

               securities transactions.



     D.   Review

          ------



          In reviewing transactions, the Compliance Officer shall take into account the exemptions allowed under Section III.K.  Before making a determination that a violation has been committed by an Access Person,

          the Compliance Officer shall give such person an opportunity to supply additional information regarding the transaction in question.



     E.   Disclosure of Personal Holdings

          -------------------------------



          1.   Initial Holdings Reports.  No later than 10 days after the person becomes an Access Person (other than a Disinterested Trustee),

               the following information must be provided:



               a.   the title, number of shares and principal amount of each

                    security in which the Access Person had any direct or

                    indirect beneficial ownership when the person became an

                    Access Person;

               b.   the name of any broker, dealer or bank with whom the Access

                    Person maintained an account in which any securities were

                    held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and



               c.   the date that the report is submitted by the Access Person.



          2.   Annual Holdings Reports.  Annually, the following information

               (which information must be current as of a date no more than 30 days before the report is submitted) must be provided by Access

               Persons (other than Disinterested Trustees) :



               a.   the title, number of shares and principal amount of each

                    security in which such Access Person had any direct or

                    indirect beneficial ownership;



               b.   the name of any broker, dealer or bank with whom the Access

                    Person maintains an account in which any securities are held for the direct or indirect benefit of such Access Person;

                    and



               c.   the date that the report is submitted by such Access Person.



     F.   Certification of Compliance

          ---------------------------



          Each Access Person is required to certify initially and then annually that he or she has read and understood the Funds' Code and recognizes that he or she is subject to such Code.  Further, each Access Person is required to certify annually that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all personal securities transactions pursuant to the requirements of the Code.



V.   REQUIREMENTS FOR DISINTERESTED TRUSTEES

     ---------------------------------------

     A.   Every Disinterested Trustee shall file with the Compliance Officer a quarterly report indicating that he or she had no reportable transactions or a report containing the information required in

          Section IV.E. of this Code with respect to transactions (other than exempted transactions listed under Section III.K.) in any securities in which such person has, or by reason of such transactions acquires,

          any direct or indirect beneficial ownership, if such Trustee, at the time of that transaction, knew or should have known, in the ordinary course of pursuing his or her official duties as Trustee, that during the 15-day period immediately preceding or after the transaction by the Trustee:

          1.   such security was being purchased or sold by a Fund; or



          2.   such security was being considered for purchase or sale by a

               Fund.



          All Disinterested Trustees shall file such reports, even when no transactions have been effected, representing that no transactions subject to reporting requirement were effected.



     B.   Notwithstanding the preceding section, any Disinterested Trustee may,

          at his or her option, report the information described in section

          IV.C.2.a with respect to any one or more transactions and may include a statement that the report shall not be construed as an admission that the person knew or should have known of portfolio transactions by a Fund in such securities.



VI.  REVIEW BY THE BOARD OF TRUSTEES

     -------------------------------

     A.   The Trustees of each Fund must approve a material change to the Code no later than six months after adoption of the material change.



     B.   At least annually, the Compliance Officer shall furnish to the applicable Trustees and the Trustees must consider, a written report that includes:



          1.   all existing procedures concerning Access Persons' personal trading activities and any procedural changes made during the past year;



          2.   any recommended changes to the Code or procedures;



          3.   a summary of any issues arising under the Code since the last report to the Trustees, including, but not limited to, violations which occurred during the past year with respect to which

               significant remedial action was taken; and



          4.   a certification that the Funds, the Adviser and the Distributor have adopted procedures reasonably necessary to prevent Access

               Persons from violating the Code.



VII. SANCTIONS

     ---------



     A.   Sanctions for Violations by Access Persons

          ------------------------------------------



          If the Compliance Officer determines that a violation of this Code has occurred, he or she shall so advise the Trustees and the Trustees may impose such sanctions as it deems appropriate, including, inter alia,

          disgorgement of profits, censure, suspension or termination of the employment of the violator.  All material violations of the Code and any
          sanctions imposed as a result thereto shall be reported periodically to the Trustees.



     B.   Sanctions for Violations by Disinterested Trustees

          --------------------------------------------------



          If the Compliance Officer determines that any Disinterested Trustee has violated this Code, he or she shall so advise the President of the applicable Fund and also a committee consisting of the Disinterested

          Trustees (other than the person whose transaction is at issue) and shall provide the committee with a report, including the record of pertinent actual or contemplated portfolio transactions of such Fund and any additional information supplied by the person whose transaction is at issue.  The committee, at its option, shall either impose such sanctions as it deems appropriate or refer the matter to the Trustees of such Fund, which shall impose such sanctions as it deems appropriate.



VIII.     MISCELLANEOUS

          -------------

     A.   Access Persons

          --------------



          The Compliance Officer will identify all Access Persons (other than

          Disinterested Trustees) who are under a duty to make reports to a Fund and will inform such persons of such duty.  Any failure by the

          Compliance Officer to notify any person of his or her duties under this Code shall not relieve such person of his or her obligations hereunder.



     B.   Records

          -------



          Each Fund's administrator shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f) under the

          1940 Act, and shall be available for examination by representatives of the Securities and Exchange Commission:



          1.   a copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;



          2.   a record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years

               following the end of the fiscal year in which the violation occurs;



          3.   a copy of each report made pursuant to this Code shall be

               preserved for a period of not less than five years from the end of
               the fiscal year in which it is made, the first two years in an easily accessible place; and



          4.   a list of all persons who are required, or within the past five years have been required, to make reports or who are responsible for reviewing such reports pursuant to this Code shall be

               maintained in an easily accessible place.



     C.   Confidentiality

          ---------------



          All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except to the extent required by law.



     D.   Interpretation of Provisions

          ----------------------------



          The Trustees of a Fund may from time to time adopt such

          interpretations of this Code as it deems appropriate.

                                                                      APPENDIX I



                        TOCQUEVILLE ASSET MANAGEMENT LP

                      POLICY STATEMENT ON INSIDER TRADING



     The following policies have been established to aid employees and other persons associated with Tocqueville Asset Management LP (the "Adviser"),

Tocqueville Securities L.P. (the "Distributor"), The Tocqueville Trust and The

Tocqueville Alexis Trust in avoiding "insider trading" and to aid the Adviser in preventing, detecting and imposing sanctions against "insider trading".  All employees and other persons must follow these policies or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.  If an employee or other person has a question about these procedures, such person should contact the Compliance Officer.  The Tocqueville

Trust and The Tocqueville Alexis Trust are each referred to herein as a "Fund"

and collectively as the "Funds."



I.   DESCRIPTION OF INSIDER TRADING



     The term "insider trading" is not defined in the federal securities laws,

     but generally is used to refer to the use of material non-public information to trade in securities (whether or not someone is an "insider")

     and to communications of material non-public information to others.



     While the law concerning "insider trading" is not static, it is generally understood that the law prohibits:



     o trading by an insider while in possession of material non-public information; or



     o trading by a non-insider while in possession of material non-public information, where the information was either disclosed to the non-

       insider in violation of an insider's duty to keep it confidential or was misappropriated; or



     o communicating material non-public information to others.



     The elements of "insider trading" and the penalties for such unlawful conduct are discussed below:



     A.   WHO IS AN INSIDER?



          The concept of "insider" is broad.  It includes all employees of a company.  In addition, a person can be a "temporary insider" if he/she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes.  A temporary insider can include,

          among others, a company's attorneys, accountants, consultants, bank lending officers and the
          employees of such organizations.  In addition, an employee of the

          Adviser may become a temporary insider for a company it advises or for which it performs other services.  According to the Supreme Court, the company must expect an outsider to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.



     B.   WHAT IS MATERIAL INFORMATION?



          Trading on inside information is not a basis for liability unless the information is material.  "Material information" is generally defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his/her investment decisions or information that is reasonably certain to have a substantial effect on the price of a company's securities.

          Information that employees should consider material includes but is not limited to:  dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments.



          Material information does not have to relate to a company's business.

          For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme

          Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security.  In that case, a reporter for The Wall Street

          Journal was found criminally liable for disclosing to others the dates that reports on various companies would appear in The Wall Street

          Journal and whether those reports would be favorable or not.



     C.   WHAT IS NON-PUBLIC INFORMATION?



          Information is non-public until it has been effectively communicated to the marketplace.  One must be able to point to some fact to show that the information is generally public.  For example, information found in a report filed with the Securities and Exchange Commission,

          or appearing in Dow Jones, Reuters Economic Services, The Wall Street

          Journal or other publications of general circulation would be considered public.



     D.   PENALTIES



          Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers.  A person can be subject to some or all of the penalties below even if he/she does not personally benefit from the violation.  Penalties include:



          o civil injunctions;

          o treble damages;



          o disgorgement of profits;



          o jail sentences;



          o fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefitted; and



          o fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the profit gained or loss avoided.



          In addition, any violations of this Policy Statement on Insider

          Trading will be subject to the sanctions described in Section VII. of the Code.



II.  IDENTIFYING INSIDE INFORMATION



     Before a portfolio manager enters into a transaction in the securities of a company about which he/she may have potential inside information, the following questions must be resolved:



     A.   IS THE INFORMATION MATERIAL?  Is this information that an investor would consider important in making his/her investment decisions?  Is this information that would substantially affect the market price of the securities if generally disclosed?

     B.   IS THE INFORMATION NON-PUBLIC?  To whom has this information been provided?  Has the information been effectively communicated to the marketplace by being published in Reuters Economic Services, The Wall

          Street Journal or other publications of general circulation?



          If, after consideration of the above, the portfolio manager believes that the information is material and non-public, or if he/she has any questions as to whether the information is material and non-public,

          the portfolio manager must take the following steps:



          o report the matter immediately to the Compliance Officer;



          o refrain from purchasing or selling the securities in a personal securities transaction or on behalf of others, including the

            Adviser's client accounts;



          o refrain from communicating the information inside or outside the

            Adviser, other than to the Compliance Officer; and



          o after the Compliance Officer has reviewed the issue, the portfolio manager will be instructed to continue the prohibitions against trading
            and communications, or will be allowed to trade on and communicate the information.



III. RESTRICTING ACCESS TO MATERIAL NON-PUBLIC INFORMATION



     Information in the possession of any employee that may be considered identified as material and non-public may not be communicated to anyone,

     including persons within the Adviser, except as provided in Section II.B.

     above.  In addition, care should be taken so that such information is secure.  For example, files containing material non-public information should be sealed and access to computer files containing material non-

     public information should be restricted.



IV.  RESOLVING ISSUES CONCERNING INSIDER TRADING



     If, after consideration of the items set forth in Section II.B. above,

     doubt remains as to whether information is material or non-public, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures or as to the propriety of any action, it must be discussed with the Compliance Officer before trading on or communicating the information to anyone.



V.   CONTROL PROCEDURES



     The role of the Compliance Officer of the Adviser is critical to the implementation and maintenance of the Adviser's policies and procedures against "insider trading".  Control procedures include prevention and detection of "insider trading".



     To prevent "insider trading", the Compliance Officer should:



     o provide on a regular basis an educational program to familiarize employees with the Adviser's policies and procedures against "insider trading";



     o answer questions regarding the Adviser's policies and procedures;



     o resolve issues of whether information received by an employee of the

       Adviser is material and non-public;



     o review the Code on a regular basis and update as necessary;



     o promptly review and either approve or disapprove, in writing, each request of an employee for clearance to trade in specified securities;

       and



     o when it has been determined that an employee of the Adviser has material non-public information:



          o  implement measures to prevent dissemination of such information;

             and



          o  if necessary, restrict employees from trading the securities.

     To detect "insider trading", the Compliance Officer has also established internal auditing controls.



VI.  SPECIAL REPORTS TO MANAGEMENT



     Promptly, upon learning of an actual or potential violation of this Policy

     Statement, the Compliance Officer shall prepare and maintain in the

     Adviser's records a written report providing full details of the situation and the remedial action taken.  Annually, the Compliance Officer shall report to the Trustees of each Fund with regard to any issues that arose during the year, under this Policy Statement.

                        TOCQUEVILLE ASSET MANAGEMENT LP

                          TOCQUEVILLE SECURITIES L.P.

                             THE TOCQUEVILLE TRUST

                          THE TOCQUEVILLE ALEXIS TRUST





                          QUARTERLY TRANSACTION REPORT



To:                                           , Compliance Officer

   -------------------------------------------



From:

     -----------------------------------------

                   (Your Name)



Date:

     -----------------------------------------



     This Quarterly Transaction Report (the "Report") is submitted pursuant to

Section IV.C.2.a. of the Code of Ethics and supplies (below) information with respect to transactions in any security in which I may be deemed to have, or by reason of such transaction acquire, any direct or indirect beneficial ownership interest (whether or not such security is a security held or to be acquired by

the Fund) for the calendar quarter ended                    .

                                         -------------------



     Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics.



     For purposes of the Report beneficial ownership shall be interpreted subject to the provisions of the Code of Ethics and Rule 16a-1(a)(2) of the

Securities Exchange Act of 1934.









                                                  Nature of                                           Name of the

                                                 Transaction                                        Broker, Dealer

                                                   (whether                Principal                 or Bank With

                                              Purchse, Sale, or            Amount of     Price At     or Through

                                                Other Type of   Number     Securities    Which the     Whom The       Nature of

 Date of      Title of    Interest   Maturity   Disposition Or    of      Acquired or   Transaction   Transaction   Ownership of

Transaction  Transaction    Rate       Rate       Aquisition    Shares    Disposed Of  Was Effected  Was Effected    Securities*

----------- ------------   -----      -----      ------------   -------   ------------ ------------  ------------   ------------























-----------------------------



* If appropriate, you may disclaim beneficial ownership of any security listed in this report.



                        TOCQUEVILLE ASSET MANAGEMENT LP

                          TOCQUEVILLE SECURITIES L.P.

                             THE TOCQUEVILLE TRUST

                          THE TOCQUEVILLE ALEXIS TRUST







                   QUARTERLY TRANSACTION REPORT:  NEW ACCOUNT



To:                                           , Compliance Officer

   -------------------------------------------



From:

     -----------------------------------------

                   (Your Name)



Date:

     -----------------------------------------



     This Quarterly Transaction Report: New Account (the "Report") is submitted pursuant to Section IV.C.2.b. of the Code of Ethics and supplies information with respect to any account established by me in which any securities were held during the quarter in which I may be deemed to have any direct or indirect beneficial ownership interest (whether or not such security is a security held

or to be acquired by a Fund) for the calendar quarter ended                    .

                                                            -------------------



     Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics.



     For purposes of the Report beneficial ownership shall be interpreted subject to the provisions of the Code of Ethics and Rule 16a-1(a)(2) of the

Securities Exchange Act of 1934.



     Name of Broker, Dealer

       or Bank With Whom            Date Account

    Account Was Established       Was Established

    ------------------------      ---------------

                        TOCQUEVILLE ASSET MANAGEMENT LP

                          TOCQUEVILLE SECURITIES L.P.

                             THE TOCQUEVILLE TRUST

                          THE TOCQUEVILLE ALEXIS TRUST



                            INITIAL HOLDINGS REPORT



To:                                           , Compliance Officer

   -------------------------------------------



From:

     -----------------------------------------

                   (Your Name)



Date:

     -----------------------------------------



     This Initial Holdings Report (the "Report") is submitted pursuant to

Section IV.E.1. of the Code of Ethics and supplies information with respect to securities in which I may be deemed to have, or to have had, any direct or indirect beneficial ownership interest (whether or not such security is a security held or to be acquired by a Fund).



     Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics.



     For purposes of the Report beneficial ownership shall be interpreted subject to the provisions of the Code of Ethics and Rule 16a-1(a)(2) of the

Securities Exchange Act of 1934.



                                                         Name of the

                                                           Broker,

                                                        Dealer or Bank

                                                             With

                                                       Whom Account in

                                                       Which Securities

                                                             Were

                        Number of    Principal Amount      Held is

Title of Securities      Shares       of Securities       Maintained

--------------------   ----------    ----------------  ----------------

     I HEREBY CERTIFY THAT I (1) HAVE READ AND UNDERSTAND THE CODE OF ETHICS,

(2) RECOGNIZE THAT I AM SUBJECT TO THE CODE OF ETHICS AND (3) CERTIFY THAT TO

THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND

CORRECT.



Name (Print)

            ------------------------------------------------------



Signature

         ---------------------------------------------------------



Date

    --------------------------------------------------------------

                        TOCQUEVILLE ASSET MANAGEMENT LP

                          TOCQUEVILLE SECURITIES L.P.

                             THE TOCQUEVILLE TRUST

                          THE TOCQUEVILLE ALEXIS TRUST





                             ANNUAL HOLDINGS REPORT



To:                                           , Compliance Officer

   -------------------------------------------



From:

     -----------------------------------------

                   (Your Name)



Date:

     -----------------------------------------



     This Annual Holdings Report (the "Report") is submitted pursuant to Section

IV.E.2. of the Code of Ethics and supplies information with respect to securities in which I may be deemed to have any direct or indirect beneficial ownership interest (whether or not such security is a security held or to be

acquired by a Fund) as of December 31,                .

                                      ---------------



     Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics.



     For purposes of the Report beneficial ownership shall be interpreted subject to the provisions of the Code of Ethics and Rule 16a-1(a)(2) of the

Securities Exchange Act of 1934.





                                                         Name of the

                                                           Broker,

                                                        Dealer or Bank

                                                             With

                                                       Whom Account in

                                                       Which Securities

                                                             Are

                        Number of    Principal Amount      Held is

Title of Securities      Shares       of Securities       Maintained

-------------------     --------     ---------------     -----------

     I HEREBY CERTIFY THAT I (1) HAVE READ AND UNDERSTAND THE CODE OF ETHICS,

(2) RECOGNIZE THAT I AM SUBJECT TO THE CODE OF ETHICS, (3) HAVE COMPLIED WITH

THE REQUIREMENTS OF THE CODE OF ETHICS OVER THE PAST YEAR, (4) HAVE DISCLOSED

ALL PERSONAL SECURITIES TRANSACTIONS, OVER THE PAST YEAR, REQUIRED TO BE

DISCLOSED BY THE CODE OF ETHICS, (5) HAVE SOUGHT AND OBTAINED PRECLEARANCE

WHENEVER REQUIRED BY THE CODE OF ETHICS AND (6) CERTIFY THAT TO THE BEST OF MY

KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.





Name (Print)

            ------------------------------------------------------



Signature

         ---------------------------------------------------------



Date

    --------------------------------------------------------------

                        TOCQUEVILLE ASSET MANAGEMENT LP

                          TOCQUEVILLE SECURITIES L.P.

                             THE TOCQUEVILLE TRUST

                          THE TOCQUEVILLE ALEXIS TRUST



                   PERSONAL TRADING REQUEST AND AUTHORIZATION



Personal Trading Request (to be completed by access person prior to any personal trade):



Name:

     -------------------------------------------------------------------

Date For Which You Seek Approval:

                                 ---------------------------------------





Name of the issuer and dollar amount or number of securities of the issuer to be purchased or sold:

                  ------------------------------------------------------

------------------------------------------------------------------------



Nature of the transaction (i.e., purchase, sale):(1)

                                                 -----------------------



Are you or is a member of your immediate family an officer or trustee of the

issuer of the securities or any affiliate(2) of the issuer? Yes     No

                                                               ----   ----



If yes, please describe:

                        ------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------



Describe the nature of any direct or indirect professional or business relationship that you may have with the issuer of the securities.(3)



------------------------------------------------------------------------

------------------------------------------------------------------------



----------------------



(1)  If other than market order, please describe any proposed limits.



(2)  For purposes of this question, "affiliate" includes (i) any entity that directly or indirectly owns, controls or holds with power to vote 5% or more of the outstanding voting securities of the issuer and (ii) any entity under common control with the issuer.



(3)  A " professional relationship" includes, for example, the provision of legal counsel or accounting services.  A "business relationship" includes,

for example, the provision of consulting services or insurance coverage.

Do you have any material nonpublic information concerning the issuer?



               Yes       No

                  -----    -----



Do you beneficially own more than 1/2 of 1% of the outstanding equity securities of the issuer?



               Yes       No

                  -----    -----



  If yes, please report the name of the issuer and the total number of shares

"beneficially owned":

                    ---------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------



Are you aware of any facts regarding the proposed transaction, including the existence of any substantial economic relationship, between the proposed transaction and any securities held or to be acquired by the Fund that may be relevant to a determination as to the existence of a potential conflict of interest?(4)



               Yes       No

                  -----    -----



  If yes, please describe:

                          ----------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------



To the best of your knowledge and belief, the answers that you have provided above are true and correct.





                                  -------------------------------------

                                                 Signature





-------------------------------



(4)  Facts that would be responsive to this question include, for example, the receipt of "special favors" from a stock promoter, such as participation in a private placement or initial public offering, as an inducement to purchase other securities for a Fund.  Another example would be investment in securities of a limited partnership that in turn owned warrants of a company formed for the purpose of effecting a leveraged buy-out in circumstances where a Fund might invest in securities related to the leveraged buy-out.  The foregoing are only examples of pertinent facts and in no way limit the types of facts that may be responsive to this question.

Approval or Disapproval of Personal Trading Request (to be completed by

Compliance Officer):



          I confirm that the above-described proposed transaction appears to be

-------   consistent with the policies described in the Code and that the conditions necessary(5) for approval of the proposed transaction have been satisfied.





          I do not believe the above-described proposed transaction is

-------   consistent with the policies described in the Code or that the conditions necessary for approval of the proposed transaction have been satisfied.



Dated:                        Signed:

      ----------------------         ---------------------------------------

                              Title:

                                    ----------------------------------------



---------------------------



(5)  In the case of a personal securities transaction by an Access Person of a

Fund (other than Disinterested Trustees of a Fund), the Code of Ethics of the

Funds requires that the Fund's compliance Officer determine that the proposed personal securities transaction (i) is not potentially harmful to a Fund, (ii)

would be unlikely to affect the market in which a Fund's portfolio securities are traded, or (iii) is not related economically to securities to be purchased,

sold, or held by a Fund.  In addition, the Code requires that the Compliance

Officer determine that the decision to purchase or sell the security at issue is not the result of information obtained in the course of the Access Person's relationship with a Fund.